Exhibit 99.1

Hain Celestial Reports Fiscal First Quarter 2024 Financial Results
Company Delivers First Quarter Expectations, Reaffirms Fiscal 2024 Outlook

HOBOKEN, N.J., Nov. 7, 2023 — Hain Celestial Group (Nasdaq: HAIN) (“Hain”, “Hain Celestial” or the “Company”), a leading manufacturer of better-for-you brands to inspire healthier living, today reported financial results for the fiscal first quarter ended September 30, 2023.

“During the quarter, we unveiled Hain Reimagined, our bold strategy to transform the business and deliver sustainable profitable growth,” said Wendy Davidson, President and Chief Executive Officer. “Several initiatives underlying Hain Reimagined showed signs of progress in the fiscal first quarter, contributing to net sales that were in line with our expectations and adjusted EBITDA that beat our guidance.

Davidson continued, “We are realizing early progress in Garden Veggie™, the cornerstone of our better-for-you snack platform, and in better-for-you beverages, led by strength in Celestial Seasonings® bagged tea and non-dairy beverage in Europe. Our channel expansion strategy delivered incremental distribution in grocery and we’ve made notable progress in away-from-home channels across travel, restaurants, alternative retail, and convenience. These results fortify our confidence in our strategy, and we remain focused on the execution of Hain Reimagined.”

FINANCIAL HIGHLIGHTS*

Summary of Fiscal First Quarter Results Compared to the Prior Year Period

•Net sales decreased 3.3% compared to the prior year period to $425.0 million.
◦Organic net sales, which we define as net sales adjusted to exclude the impact of acquisitions, divestitures and discontinued brands, decreased 2.9% compared to the prior year period.
•Gross profit margin was 19.7%, a 170-basis point decrease from the prior year period.
◦Adjusted gross profit margin was 20.5%, a 95-basis point decrease from the prior year period.
•Net loss was $10.4 million compared to net income of $6.9 million in the prior year period.
◦Adjusted net loss was $3.5 million compared to adjusted net income of $9.2 million in the prior year period.
•Net loss margin was 2.4%, a 400-basis point decrease compared to the prior year period.
◦Adjusted net loss margin was 0.8%, a 290-basis point decrease compared to the prior year period.
•Adjusted EBITDA was $24.1 million compared to $36.0 million in the prior year period; Adjusted EBITDA margin was 5.7%, a 250-basis point decrease compared to the prior year period.
•Loss per diluted share was $0.12 compared to earnings per diluted share (“EPS”) of $0.08 in the prior year period.
◦Adjusted loss per diluted share was $0.04 compared to EPS of $0.10 in the prior year period.

Cash Flow and Balance Sheet Highlights

•Net cash provided by operating activities in the first quarter was $14.0 million compared to net cash used in operating activities of $5.1 million in the prior year period.
•Free cash flow in the first quarter was $7.1 million compared to negative free cash flow of $12.3 million in the prior year period.
•Total debt at the end of the fiscal first quarter was $815.0 million down from $828.7 million at the end of fiscal fourth quarter.
•Net debt at the end of the fiscal first quarter was $776.7 million compared to $775.4 million at the end of the fiscal fourth quarter.
•The Company ended the fiscal first quarter with a net secured leverage ratio of 4.3x as calculated under our amended credit agreement as compared to 4.3x at the end of the fiscal fourth quarter.

_______________________
*This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

SEGMENT HIGHLIGHTS

The Company operates under two reportable segments: North America and International.

North America
North America net sales in the fiscal first quarter were $260.1 million, a 9.8% decrease compared to the prior year period. Organic net sales decreased by 9.3% from the prior year period. As expected, the decrease was primarily due to lower sales in baby & kids as a result of industry-wide challenges in organic formula supply, as well as by declines in personal care on the timing shift of a sun care program and in snacks on the optimization of promotional activity for Terra®.

Segment gross profit in the fiscal first quarter was $50.9 million, a decrease of 22.3% from the prior year period. Adjusted gross profit was $54.2 million, a decrease of 17.3% from the prior year period. Gross margin was 19.6%, a 315-basis point decrease from the prior year period, and adjusted gross margin was 20.8%, a 190-basis point decrease from the prior year period. The decrease was driven by deleverage on lower sales volume as well as by inflation, partially offset by pricing and productivity.

Adjusted EBITDA in the fiscal first quarter was $18.7 million, a decrease of 39.2% from the prior year period. The decrease was driven primarily by inflation as well as by the lower sales. Adjusted EBITDA margin was 7.2%, a 350-basis point decrease from the prior year period.

International
International net sales in the fiscal first quarter were $165.0 million, a 9.3% increase compared to the prior year period. The increase was mainly driven by growth in meal prep, as well as in beverages.

Segment gross profit in the fiscal first quarter was $33.0 million, a 14.7% increase from the prior year period. Adjusted gross profit was $33.0 million, an increase of 14.7% from the prior year period. Each of gross margin and adjusted gross margin was 20.0%, each representing a 95-basis point increase from the prior year period. The increase in gross profit was mainly due to pricing and productivity, partially offset by inflation.

Adjusted EBITDA in the fiscal first quarter was $17.4 million, a 16.7% increase from the prior year period. The increase was driven primarily by pricing. Adjusted EBITDA margin was 10.6%, a 70-basis point improvement from the prior year period.

FISCAL 2024 GUIDANCE**

“We are pleased that we delivered net sales results that were in line with our expectations,” said Lee Boyce, Chief Financial Officer. “We are maintaining our guidance for the full year despite achieving adjusted EBITDA in the fiscal first quarter ahead of our expectations. As outlined during our Investor Day, our Hain Reimagined strategy is designed to be self-funded and flexible. We will continue to invest in the business to drive profitable growth, adjusting the pace of investment as we progress.”

The Company is reaffirming the following guidance for fiscal 2024:
•Organic net sales up 2% to 4% versus the prior year, and
•Adjusted EBITDA to be between $155 million and $165 million.

** The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. The live webcast and the accompanying presentation will be available under the Investors section of the Company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 877-407-9716 or 201-493-6779. A replay of the call will be available approximately 3 hours after the conclusion of the live call and can be accessed by dialing 844-512-2921 or 1-412-317-6671; the conference access ID is 13742015.

About The Hain Celestial Group
Hain Celestial Group is a global health and wellness company whose purpose is to inspire healthier living for people, communities, and the planet through better-for-you brands. For more than 30 years, our portfolio of beloved brands

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial’s products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 75 countries around the world. Our leading brands include Garden VeggieTM Snacks, Terra® chips, Garden of Eatin’® snacks, Earth’s Best® and Ella’s Kitchen® baby and toddler foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Yorkshire Provender®, Cully & Sully® and Covent Garden® soups, Yves® and Linda McCartney’s® (under license) meat-free, Alba Botanica® natural sun care, and Live Clean® personal care products, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives (including statements related to Hain Reimagined and our related investments in our business); our business strategy; our supply chain, including the availability and pricing of raw materials; our brand portfolio; pricing actions and product performance; and current or future macroeconomic trends.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; risks associated with operating internationally; pending and future litigation, including litigation relating to Earth’s Best® baby food products; the reputation of our Company and our brands; compliance with our credit agreement; foreign currency exchange risk; the availability of organic ingredients; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to use and protect trademarks; general economic conditions; cybersecurity incidents; disruptions to information technology systems; changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net (loss) income and its related margin, adjusted (loss) earnings per diluted share, adjusted EBITDA and its related margin, free cash flow and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:
•Organic net sales: net sales excluding the impact of acquisitions, divestitures and discontinued brands. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures and discontinued brands, the net sales of a divested business or discontinued brand are excluded from all periods.
•Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net.
•Adjusted operating income and its related margin: operating (loss) income before certain litigation expenses, net, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, and long-lived asset impairments.

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

•Adjusted net (loss) income and its related margin and diluted net (loss) income per common share, as adjusted: net (loss) income, adjusted to exclude the impact of certain litigation expenses, net, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, losses (gains) on sales of assets, long-lived asset impairments, unrealized currency losses (gains) and the related tax effects of such adjustments.
•Adjusted EBITDA: net (loss) income before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency losses (gains), certain litigation and related costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, losses (gains) on sales of assets, long-lived asset impairments and other adjustments.
•Free cash flow: net cash used in or provided by operating activities less purchases of property, plant and equipment.
•Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. We provide:
•Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures and discontinued brands, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.
•Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
•Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.
•Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

Contacts

Investor Relations:
Alexis Tessier
Investor.Relations@hain.com

Media:
Jen Davis
Jen.Davis@hain.com

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	First Quarter
	2024	2023

Net sales	$425,029	$439,351
Cost of sales	341,086	345,016
Gross profit	83,943	94,335
Selling, general and administrative expenses	77,169	74,951
Productivity and transformation costs	6,403	773
Amortization of acquired intangible assets	1,955	2,788
Long-lived asset impairment	694	—
Operating (loss) income	(2,278)	15,823
Interest and other financing expense, net	13,244	7,677
Other income, net	(265)	(1,790)
(Loss) income before income taxes and equity in net loss of equity-method investees	(15,257)	9,936
(Benefit) provision for income taxes	(5,379)	2,631
Equity in net loss of equity-method investees	498	382
Net (loss) income	$(10,376)	$6,923

Net (loss) income per common share:
Basic	$(0.12)	$0.08
Diluted	$(0.12)	$0.08

Shares used in the calculation of net (loss) income per common share:
Basic	89,512	89,307
Diluted	89,512	89,493

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$38,280	$53,364
Accounts receivable, net	158,094	160,948
Inventories	313,335	310,341
Prepaid expenses and other current assets	56,044	66,378
Total current assets	565,753	591,031
Property, plant and equipment, net	285,972	296,325
Goodwill	928,375	938,640
Trademarks and other intangible assets, net	290,867	298,105
Investments and joint ventures	12,298	12,798
Operating lease right-of-use assets, net	102,540	95,894
Other assets	31,091	25,846
Total assets	$2,216,896	$2,258,639
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$142,291	$134,780
Accrued expenses and other current liabilities	96,731	88,520
Current portion of long-term debt	7,568	7,567
Total current liabilities	246,590	230,867
Long-term debt, less current portion	807,401	821,181
Deferred income taxes	61,006	72,086
Operating lease liabilities, noncurrent portion	97,165	90,014
Other noncurrent liabilities	23,740	26,584
Total liabilities	1,235,902	1,240,732
Stockholders' equity:
Common stock	1,116	1,113
Additional paid-in capital	1,221,291	1,217,549
Retained earnings	642,185	652,561
Accumulated other comprehensive loss	(155,623)	(126,216)
	1,708,969	1,745,007
Less: Treasury stock	(727,975)	(727,100)
Total stockholders' equity	980,994	1,017,907
Total liabilities and stockholders' equity	$2,216,896	$2,258,639

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	First Quarter
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(10,376)	$6,923
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Depreciation and amortization	12,305	11,970
Deferred income taxes	(11,269)	(1,497)
Equity in net loss of equity-method investees	498	382
Stock-based compensation, net	3,742	3,994
Long-lived asset impairment	694	—
Loss (gain) on sale of assets	62	(60)
Other non-cash items, net	(556)	(1,457)
(Decrease) increase in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(1,150)	(9,589)
Inventories	(7,423)	(16,907)
Other current assets	8,761	2,541
Other assets and liabilities	(3,198)	1,348
Accounts payable and accrued expenses	21,940	(2,764)
Net cash provided by (used in) operating activities	14,030	(5,116)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(6,906)	(7,215)
Investments and joint ventures, net	—	191
Proceeds from sale of assets	1,257	96
Net cash used in investing activities	(5,649)	(6,928)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	46,000	80,000
Repayments under bank revolving credit facility	(57,000)	(68,000)
Repayments under term loan	(1,875)	(1,875)
Payments of other debt, net	(3,834)	(72)
Employee shares withheld for taxes	(875)	(229)
Net cash (used in) provided by financing activities	(17,584)	9,824
Effect of exchange rate changes on cash	(5,881)	(11,498)
Net decrease in cash and cash equivalents	(15,084)	(13,718)
Cash and cash equivalents at beginning of period	53,364	65,512
Cash and cash equivalents at end of period	$38,280	$51,794

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit, Adjusted Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q1 FY24	$260,054	$164,975	$—	$425,029
Net sales - Q1 FY23	$288,396	$150,955	$—	$439,351
% change - FY24 net sales vs. FY23 net sales	(9.8)%	9.3%		(3.3)%

Gross Profit
Q1 FY24
Gross profit	$50,896	$33,047	$—	$83,943
Non-GAAP adjustments(1)	3,320	—	—	3,320
Adjusted gross profit	$54,216	$33,047	$—	$87,263
% change - FY24 gross profit vs. FY23 gross profit	(22.3)%	14.7%		(11.0)%
% change - FY24 adjusted gross profit vs. FY23 adjusted gross profit	(17.3)%	14.7%		(7.5)%
Gross margin	19.6%	20.0%		19.7%
Adjusted gross margin	20.8%	20.0%		20.5%

Q1 FY23
Gross profit	$65,535	$28,800	$—	$94,335
Non-GAAP adjustments(1)	30	6	—	36
Adjusted gross profit	$65,565	$28,806	$—	$94,371
Gross margin	22.7%	19.1%		21.5%
Adjusted gross margin	22.7%	19.1%		21.5%

Adjusted EBITDA
Q1 FY24
Adjusted EBITDA	$18,727	$17,438	$(12,075)	$24,090
% change - FY24 adjusted EBITDA vs. FY23 adjusted EBITDA	(39.2)%	16.7%	(24.5)%	(33.1)%
Adjusted EBITDA margin	7.2%	10.6%		5.7%

Q1 FY23
Adjusted EBITDA	$30,781	$14,947	$(9,699)	$36,029
Adjusted EBITDA margin	10.7%	9.9%		8.2%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net (Loss) Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net (Loss) Income and Adjusted EPS
(unaudited and in thousands)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	First Quarter
	2024	2023
Gross profit, GAAP	$83,943	$94,335
Adjustments to Cost of sales:
Plant closure related costs, net	3,320	36
Gross profit, as adjusted	$87,263	$94,371

Reconciliation of Operating (Loss) Income, GAAP to Operating Income, as Adjusted:
	First Quarter
	2024	2023
Operating (loss) income, GAAP	$(2,278)	$15,823
Adjustments to Cost of sales:
Plant closure related costs, net	3,320	36

Adjustments to Operating expenses(a):
Transaction and integration costs, net	118	1,367
Certain litigation expenses, net(b)	1,524	2,463
Long-lived asset impairment	694	—
Plant closure related costs, net	(53)	(38)
Productivity and transformation costs	6,403	773
Operating income, as adjusted	$9,728	$20,424

Reconciliation of Net (Loss) Income, GAAP to Net (Loss) Income, as Adjusted:
	First Quarter
	2024	2023
Net (loss) income, GAAP	$(10,376)	$6,923
Adjustments to Cost of sales:
Plant closure related costs, net	3,320	36

Adjustments to Operating expenses(a):
Transaction and integration costs, net	118	1,367
Certain litigation expenses, net(b)	1,524	2,463
Long-lived asset impairment	694	—
Plant closure related costs, net	(53)	(38)
Productivity and transformation costs	6,403	773

Adjustments to Interest and other expense, net(c):
Loss (gain) on sale of assets	62	(40)
Unrealized currency gains	(796)	(1,711)

Adjustments to (Benefit) provision for income taxes:
Net tax impact of non-GAAP adjustments	(4,427)	(546)
Net (loss) income, as adjusted	$(3,531)	$9,227

Net (loss) income margin	(2.4)%	1.6%
Adjusted net (loss) income margin	(0.8)%	2.1%

Diluted shares used in the calculation of net (loss) income per common share:	89,512	89,493

Diluted net (loss) income per common share, GAAP	$(0.12)	$0.08
Diluted net (loss) income per common share, as adjusted	$(0.04)	$0.10

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action and baby food litigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency gains, loss (gain) on sale of assets and other expense, net.

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth
(unaudited and in thousands)

Q1 FY24	North America	International	Hain Consolidated
Net sales	$260,054	$164,975	$425,029
Divestitures and discontinued brands	8	—	8
Organic net sales	$260,062	$164,975	$425,037

Q1 FY23
Net sales	$288,396	$150,955	$439,351
Divestitures and discontinued brands	(1,762)	—	(1,762)
Organic net sales	$286,634	$150,955	$437,589

Net sales (decline) growth	(9.8)%	9.3%	(3.3)%
Impact of divestitures and discontinued brands	0.5%	—	0.4%
Organic net sales (decline) growth	(9.3)%	9.3%	(2.9)%

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	First Quarter
	2024	2023

Net (loss) income	$(10,376)	$6,923

Depreciation and amortization	12,305	11,970
Equity in net loss of equity-method investees	498	382
Interest expense, net	12,623	7,279
(Benefit) provision for income taxes	(5,379)	2,631
Stock-based compensation, net	3,742	3,994
Unrealized currency losses (gains)	35	(1,711)
Certain litigation expenses, net(a)	1,524	2,463
Restructuring activities
Plant closure related costs, net	1,841	(2)
Productivity and transformation costs	6,403	773
Acquisitions, divestitures and other
Transaction and integration costs, net	118	1,367
Loss (gain) on sale of assets	62	(40)
Impairment charges
Long-lived asset impairment	694	—
Adjusted EBITDA	$24,090	$36,029

(a) Expenses and items relating to securities class action and baby food litigation.

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	First Quarter
	2024	2023

Net cash provided by (used in) operating activities	$14,030	$(5,116)
Purchases of property, plant and equipment	(6,906)	(7,215)
Free cash flow	$7,124	$(12,331)

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	September 30, 2023	June 30, 2023

Long-term debt, less current portion	$807,401	$821,181
Current portion of long-term debt	7,568	7,567
Total debt	$814,969	$828,748
Less: Cash and cash equivalents	38,280	53,364
Net debt	$776,689	$775,384

The Hain Celestial Group, Inc. • 221 River Street, 12 Floor • Hoboken, NJ 07030
516-587-5000 • www.hain.com